UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Begonya Klumb, 816.860.7906

UMB Financial Corporation Reports 2008 Second Quarter Earnings of $23.7 million, an increase of 18.2 percent over the same period last year

Selected financial highlights:
·	Quarterly revenue growth of 12.2 percent
·	Net interest margin increased 28 basis points to 3.71 percent
·	Average deposit growth of 11.9 percent
·	Noninterest-bearing deposits increased to 32.9 percent of total deposits
·	Nonperforming loans were flat at 0.20 percent of total loans
·	Tier 1 capital ratio remains strong at 14.01%
·	Record quarterly UMB Scout Fund Flows of $549 million

Kansas City, Mo. (July 22, 2008) – UMB Financial Corporation (NASDAQ: UMBF), a multi-bank holding company, announced earnings for the three months ended June 30, 2008 of $23.7 million or $0.58 per share ($0.58 diluted). This is an increase of $3.6 million, or 18.2 percent, compared to the second quarter 2007 earnings of $20.1 million or $0.48 per share ($0.48 diluted). Earnings for the six months ended June 30, 2008 were $56.1 million or $1.37 per share ($1.36 diluted). This is an increase of $18.7 million, or 50.0 percent, compared to the prior year earnings of $37.4 million or $0.89 per share ($0.89 diluted).

“Our strategy continues to deliver results, as evidenced by our second quarter performance,” commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. “While the industry continues to be under pressure, UMB remains focused on capitalization, high quality lending, making strategic investments and servicing our customers. Our credit quality remained strong. Nonperforming loans were flat at 0.20 percent of total loans. This is 86 percent lower than the industry average of 1.43 percent in the first quarter of 2008, and further proof that our time-tested model, continues to deliver strong financial performance. Finally, we announced last week the acquisition of The Citadel Bank in Colorado Springs. We are very pleased in today’s marketplace to add to our franchise a well-capitalized bank that shares our values and tradition of high quality lending and strong customer service. We look forward to expanding our presence in this important market.”

Net Interest Income and Margin

Net interest income for the second quarter of 2008 increased $9.2 million, or 16.1 percent, compared to the same period in 2007 due primarily to higher average earning assets and increasing net interest margin. Average earning assets increased by $565.8 million, or 8.1 percent, as compared to the second quarter of 2007. This increase was due to a $219.9 million, or 5.6 percent, increase in average loans and a $402.0 million, or 14.6 percent, increase in total securities, including trading securities and other. Net interest margin increased 28 basis points to 3.71 percent for the three months ended June 30, 2008 as compared to the same quarter in 2007. Largely contributing to the margin improvement was a reduction of 163 basis points in the average cost of our interest-bearing liabilities, which more than offset a decrease in our average earning-asset yield of 94 basis points.

Noninterest Income and Expense

Noninterest income increased $6.7 million, or 9.2 percent, for the three months ended June 30, 2008 compared to the same period in 2007. Trust and securities processing income increased $4.2 million, or 14.4 percent, for the three months ended June 30, 2008 compared to the same period in 2007. This increase was primarily due to a $1.5 million, or 17.1 percent, increase in fee income from UMB Scout Funds and a $3.0 million, or 32.7 percent, increase in fund administration and custody services. Bankcard fees increased $1.8 million, or 18.3 percent, for the three months ended June 30, 2008 compared to the same period in 2007 due to increased credit card transaction volume.

“Our fee-based businesses continue to help drive improvement in our operating results,” said Peter deSilva, President and Chief Operating Officer. “Noninterest income grew 9.2 percent for the quarter driven by our Asset Management and Fund Services divisions, as well as our Bankcard business. Assets under management benefited from record quarterly net flows of $549 million into our equity, bond and money market UMB Scout Funds. We have an outstanding team in place and continue to maximize our distribution. We launched two new credit card products this summer to build on our momentum in this space. Credit card transaction volume totaled nearly $308 million in the second quarter, up 18.3 percent from the second quarter of 2007.”

Noninterest expense increased $8.0 million, or 8.2 percent, for the three months ended June 30, 2008 compared to the same period in 2007. Salary expense increased by $5.2 million, or 10.4 percent, mostly due to higher employee base salaries, higher commissions and bonuses, and higher cost of benefits. Processing fees increased $1.8 million, or 25.8 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and sub-transfer agency fees paid for the shareholder servicing of the UMB Scout Funds.

“Noninterest expense grew 8.2 percent driven largely by commissions related to increased sales and revenue. Despite this increase, our efficiency ratio fell to 71.61 percent in the second quarter from 74.46 percent in the same period last year,” continued deSilva.

Balance Sheet

Average total assets for the three months ended June 30, 2008 were $8.6 billion compared to $7.9 billion for the same period in 2007, an increase of $622.0 million, or 7.9 percent. Average earning assets increased by $565.8 million, or 8.1 percent.

Actual loan balances on June 30, 2008 were $4.1 billion, compared to $4.0 billion on June 30, 2007. These balances were as follows:

				Percent
Loans by Category (in thousands)	June 30, 2008	June 30, 2007	Change	Change
Commercial, financial and agricultural	$1,974,137	$1,777,252	$196,885	11.1%
Real estate construction	88,824	85,173	3,651	4.3%
Consumer	661,639	909,488	(247,849)	(27.3)%
Real estate	1,375,434	1,180,204	195,230	16.5%

Leases	6,044	6,061	(17)	(0.3)%

Loans before loans held for sale	4,106,078	3,958,178	147,900	3.7%

Loans held for sale	17,611	14,290	3,321	23.2%

Total loans and loans held for sale	$4,123,689	$3,972,468	$151,221	3.8%

Consumer loans continued to decline as a result of the company’s strategic decision to exit the indirect lending business in August 2007. As of June 30, 2008, total indirect auto loan balances were $385 million, down 40.7 percent from $650 million in the same period last year.

Nonperforming loans increased to $8.2 million at June 30, 2008 from $7.9 million at June 30, 2007. As a percentage of total loans, nonperforming loans remained flat at 0.20 percent of loans as of June 30, 2008 and 2007. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $48.1 million, or 1.17 percent of total loans as of June 30, 2008, compared to $45.2 million, or 1.14 percent of total loans as of June 30, 2007.

For the three months ended June 30, 2008, average securities, including trading securities and other, totaled $3.2 billion. This is an increase of $402.0 million, or 14.6 percent from the same period in 2007. Average federal funds sold and resell agreements for the second quarter decreased $56.1 million, or 18.3 percent over the same period in 2007 to $251.4 million.

“Our balance sheet continues to be well capitalized and has a strong core funding structure,” said Mike Hagedorn, Chief Financial Officer. “This is evidenced by our tier 1 capital ratio of 14.01 percent, our leverage capital ratio of 10.14 and our total capital ratio of 14.88 percent. Our core funding structure, with noninterest-bearing deposits representing 32.9 percent of total deposits, also contributes to our balance sheet strength. The strategic decision to maintain high capital levels serves us well in today’s uncertain environment and allows us to act quickly on strategic decisions when the right opportunities arise.”

Average total deposits increased $668.9 million, or 11.9 percent, to $6.3 billion for the three months ended June 30, 2008, compared to the same period in 2007. The increase in deposits came primarily from our public funds, mutual fund processing and treasury management businesses. Average time deposit accounts increased by $235.4 million, or 19.6 percent, for the three months ended June 30, 2008 as compared to 2007. Average money market accounts increased by $235.5 million, or 22.1 percent, in 2008 as compared to 2007. Total deposits as of June 30, 2008 were $6.4 billion, compared to $5.8 billion at June 30, 2007, a 9.6 percent increase.

As of June 30, 2008, UMB had total shareholders’ equity of $917.0 million, a 6.6 percent increase from the same period last year. For the three months ended June 30, 2008, the company repurchased

51,770 shares at an average price of $49.52 per share, for a total cost of $2.6 million.

The company declared its regular quarterly cash dividend of $0.165 cents per share to be paid on October 1, 2008, to shareholders of record at of the close of business on September 10, 2008.

Year-to-Date

Earnings for the six months ended June 30, 2008 were $56.1 million or $1.37 per share ($1.36 diluted). This is an increase of $18.7 million, or 50.0 percent, compared to year-to-date earnings of $37.4 million or $0.89 per share ($0.89 diluted) in the same period last year. As a direct result of Visa, Inc.’s (Visa) Initial Public Offering (IPO) during the first quarter, earnings for the first six months of 2008 include a pre-tax gain of $8.9 million from the mandatory redemption of a portion of the company’s Class B shares in Visa. The company also reduced its liability accrual in the first quarter by $4.0 million related to the company’s estimated share of Visa’s covered litigation. This reduction was a result of funding the covered litigation escrow by Visa, also part of their IPO process. The total Visa impact represents $12.9 million of the change over prior year-to-date earnings.

Net interest income for the six months ended June 30, 2008 increased $16.6 million, or 14.6 percent, compared to the same period in 2007 due primarily to higher average earning assets and net interest margin. Net interest margin increased to 3.60 percent for the six months ended June 30, 2008 as compared to 3.37 percent for the same period in 2007.

Noninterest income increased $25.0 million or 18.0 percent, to $164.0 million for the six months ended June 30, 2008 as compared to the same period in 2007. The increase is primarily attributable to higher trust and securities processing income, deposit service charges, trading and investment banking income, bankcard fees and the impact from the Visa transaction. Trust and securities processing income increased $8.1 million, or 14.4 percent, for the year-to-date June 30, 2008 as compared to the same period in 2007. Deposit service charges were $2.0 million, or 5.0 percent, higher for the six months ended June 30, 2008. Trading and investment banking income increased $1.5 million, or 14.1 percent, for the year-to-date June 30, 2008. Bankcard fees increased $3.1 million, or 16.2 percent, for the first six months of 2008 as compared to the same period in 2007. An $8.9 million gain was recognized on the mandatory partial redemption of the company’s holdings of Class B shares of Visa. This redemption was part of Visa’s IPO during the first quarter of 2008.

Noninterest expense increased $9.8 million, or 5.0 percent, for the six months ended June 30, 2008 compared to the same period in 2007. Salary expense increased by $9.0 million, or 9.0 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Processing fees increased by $2.9 million, or 20.8 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and sub-transfer agency fees paid for the shareholder servicing of the UMB Scout Funds. A reduction of the covered litigation provision of $4.0 million related to the Visa-covered litigation escrow established due to the Visa IPO was recorded in the first quarter 2008.

The company plans to host a conference call to discuss its second quarter results on July 23, 2008, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S./Canada (toll-free) 800.218.0530 or access the following Web link at least ten minutes before the call begins: http://w.on24.com/r.htm?e=113885&s=1&k=1584188752284D2DA3B582BEE2115A84 or visit umb.com, Investor Relations, to access the link to the live call.

A replay of the conference call may be heard until July 30, 2008, by calling U.S./Canada (toll-free) 800.405.2236 or 303.590.3000. The replay pass code required for playback is conference ID 11116662#. The call replay may also be accessed via the company's web site, umb.com, by visiting the Investor Relations’ area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a multi-bank holding company headquartered in Kansas City, Missouri, offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include a fund services group based in Milwaukee, Wisconsin, single-purpose companies that deal with brokerage services and insurance and a registered investment advisor that manages the company’s proprietary mutual funds.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
		June 30,
Assets	2008		2007

Loans	$4,106,078		$3,958,178
Allowance for loan losses	(48,101)		(45,248)

Net loans	4,057,977		3,912,930

Loans held for sale	17,611		14,290
Investment Securities:
Available for sale	2,915,559		2,712,046
Held to maturity	39,015		39,445
Federal Reserve Bank stock and other	19,263		18,515
Trading securities	62,972		67,015

Total investment securities	3,036,809		2,837,021

Federal funds and resell agreements	510,965		365,466
Cash and due from banks	658,218		430,908
Bank premises and equipment, net	225,942		239,122
Accrued income	58,679		58,779
Goodwill	94,512		94,631
Other intangibles	16,360		17,935
Other assets	129,449		62,962

Total assets	$8,806,522		$8,034,044

Liabilities
Deposits:
Noninterest - bearing demand	$2,088,221		$1,892,947
Interest - bearing demand and savings	2,831,851		2,679,537
Time deposits under $100,000	830,114		775,111
Time deposits of $100,000 or more	605,233		450,900

Total deposits	6,355,419		5,798,495

Federal funds and repurchase agreements	1,204,136		1,255,414
Short-term debt	215,378		12,646
Long-term debt	34,449		35,788
Accrued expenses and taxes	64,968		46,726
Other liabilities	15,159		24,547

Total liabilities	7,889,509		7,173,616

Shareholders' Equity
Common stock	55,057		55,057
Capital surplus	705,136		700,616
Retained earnings	473,998		406,048
Accumulated other comprehensive income (loss)	12,573		(22,858)
Treasury stock	(329,751)		(278,435)

Total shareholders' equity	917,013		860,428

Total liabilities and shareholders' equity	$8,806,522		$8,034,044

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,			June 30,
Interest Income	2008	2007	2008		2007

Loans	$ 58,710	$68,313	$123,351		$134,414
Securities:
Taxable Interest	25,329	23,206	52,792		47,948
Tax-exempt interest	6,591	6,126	13,205		12,153

Total securities income	31,920	29,332	65,997		60,101
Federal funds and resell agreements	1,375	4,126	5,463		11,332
Trading securities and other	335	666	646		1,263

Total interest income	92,340	102,437	195,457		207,110

Interest Expense
Deposits	20,845	28,961	48,795		57,779
Federal funds and repurchase agreements	5,001	15,985	15,283		34,340
Short-term debt	65	177	157		280
Long-term debt	418	459	834		892

Total interest expense	26,329	45,582	65,069		93,291

Net interest income	66,011	56,855	130,388		113,819
Provision for loan losses	4,850	2,000	7,850		3,500

Net interest income after provision for loan losses	61,161	54,855	122,538		110,319

Noninterest Income
Trust and securities processing	33,132	28,954	64,363		56,242
Trading and investment banking	6,350	5,555	11,864		10,394
Service charges on deposits	20,935	20,686	41,557		39,574
Insurance fees and commissions	937	955	2,077		1,631
Brokerage fees	2,147	1,987	4,241		4,065
Bankcard fees	11,708	9,900	22,428		19,296
Gain (loss) on sales of securities available for sale	29	(7)	411		2
Gain on mandatory redemption of Visa, Inc. class B common
stock	-	-	8,875		-
Other	3,750	4,296	8,161		7,810

Total noninterest income	78,988	72,326	163,977		139,014

Noninterest Expense
Salaries and employee benefits	55,100	49,908	110,144		101,099
Occupancy, net	7,762	7,640	15,409		14,754
Equipment	13,188	13,068	26,471		26,425
Supplies and services	6,065	5,794	11,926		11,513
Marketing and business development	4,459	4,157	8,349		7,694
Processing fees	8,967	7,131	16,643		13,777
Legal and consulting	1,831	1,941	2,934		3,466
Bankcard	2,618	2,844	5,475		5,435
Amortization of other intangibles	733	734	1,454		1,469
Covered litigation provision	-	-	(4,023)		-
Other	5,642	5,121	10,812		10,115

Total noninterest expense	106,365	98,338	205,594		195,747

Income before income taxes	33,784	28,843	80,921		53,586
Income tax provision	10,060	8,780	24,841		16,199

Net income	$ 23,724	$20,063	$56,080		$37,387

Per Share Data
Net income- basic	$ 0.58	$0.48	$1.37		$0.89
Net income- diluted	0.58	0.48	1.36		0.89
Dividends	0.17	0.14	0.32		0.28
Weighted average shares outstanding	40,657,351	41,857,515	40,817,350		41,944,564

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total

Balance - January 1, 2007	$55,057	$699,794	$380,464	$(17,259)	$(269,181)	$848,875

Comprehensive income (loss)
Net income	-	-	37,387	-	-	37,387
Change in unrealized losses on
securities	-	-	-	(5,599)	-	(5,599)

Total comprehensive income						31,788
Cash dividends ($0.28 per share)	-	-	(11,803)	-	-	(11,803)
Purchase of treasury stock	-	-	-	-	(10,739)	(10,739)
Issuance of equity awards	-	(898)	-	-	1,035	137
Recognition of equity based
compensation	-	1,419	-	-	-	1,419
Sale of treasury stock	-	149	-	-	94	243
Exercise of stock options	-	152	-	-	356	508

Balance – June 30, 2007	55,057	700,616	406,048	(22,858)	(278,435)	860,428

Balance – January 1, 2008	55,057	702,914	430,824	12,246	(310,467)	890,574
Comprehensive income
Net income	-	-	56,080	-	-	56,080
Change in unrealized gains on
securities	-	-	-	327	-	327

Total comprehensive income						56,407

Cash dividends ($0.32 per share)	-	-	(12,906)	-	-	(12,906)
Purchase of treasury stock	-	-	-	-	(21,158)	(21,158)
Issuance of equity awards	-	(814)	-	-	954	140
Recognition of equity based
compensation	-	2,020	-	-	-	2,020
Net tax benefit related to equity
compensation plans		320	-	-	-	320
Sale of treasury stock	-	184	-	-	94	278
Exercise of stock options	-	512	-	-	826	1,338

Balance – June 30, 2008	$55,057	$705,136	$473,998 -	$12,573 -	$(329,751)	$917,013

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Six Months Ended June 30,
	2008		2007

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,109,000	6.04%	$3,892,891	6.97%
Securities:
Taxable	2,371,806	4.48	2,055,414	4.70
Tax-exempt	764,538	5.25	705,629	5.06

Total securities	3,136,344	4.66	2,761,043	4.79
Federal funds and resell agreements	378,522	2.90	423,775	5.39
Trading securities and other	40,879	3.44	64,251	4.10

Total earning assets	7,664,745	5.31	7,141,960	6.01
Allowance for loan losses	(47,943)		(44,972)
Other assets	1,003,266		941,773

Total assets	$8,620,068		$8,038,761

Liabilities and Shareholders' Equity
Interest-bearing deposits	$4,328,435	2.27%	$3,852,331	3.02%
Federal funds and repurchase agreements	1,324,614	2.32	1,402,826	4.94
Borrowed funds	48,736	4.09	48,723	4.85

Total interest-bearing liabilities	5,701,785	2.29	5,303,880	3.55
Noninterest-bearing demand deposits	1,899,165		1,789,445
Other liabilities	98,309		85,089
Shareholders' equity	920,809		860,347

Total liabilities and shareholders' equity	$8,620,068		$8,038,761

Net interest spread		3.02%		2.46%
Net interest margin		3.60		3.37

		Three Months Ended June 30,
	2008		2007

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,138,271	5.71%	$3,918,415	7.00%
Securities:
Taxable	2,349,393	4.34	1,975,785	4.71
Tax-exempt	762,667	5.29	708,503	5.05

Total securities	3,112,060	4.57	2,684,288	4.80
Federal funds and resell agreements	3,112,060 251,372	2.20	307,503	5.38
Trading securities and other	41,566	3.41	67,305	4.14

Total earning assets	7,543,269	5.11	6,977,511	6.05
Allowance for loan losses	(48,879)		(44,965)
Other assets	1,055,688		995,491

Total assets	$8,550,078		$7,928,037

Liabilities and Shareholders' Equity
Interest-bearing deposits	$4,311,905	1.94%	$3,811,967	3.05%
Federal funds and repurchase agreements	1,203,088	1.67	1,309,594	4.90
Borrowed funds	48,147	4.03	51,166	4.99

Total interest-bearing liabilities	5,563,140	1.90	5,172,727	3.53
Noninterest-bearing demand deposits	1,968,295		1,799,376
Other liabilities	98,652		92,829
Shareholders' equity	919,991		863,105

Total liabilities and shareholders' equity	$8,550,078		$7,928,037

Net interest spread		3.21%		2.52%

SECOND QUARTER 2008
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Six Months Ended June 30	2008	2007

Net interest income	$130,388	$113,819
Provision for loan losses	7,850	3,500
Noninterest income	163,977	139,014
Noninterest expense	205,594	195,747
Income before income taxes	80,921	53,586
Net income	56,080	37,387
Net income per share - Basic	1.37	0.89
Net income per share - Diluted	1.36	0.89
Return on average assets	1.31%	0.94%
Return on average equity	12.25%	8.76%

Three Months Ended June 30

Net interest income	$66,011	$56,855
Provision for loan losses	4,850	2,000
Noninterest income	78,988	72,326
Noninterest expense	106,365	98,338
Income before income taxes	33,784	28,843
Net income	23,724	20,063
Net income per share - Basic	0.58	0.48
Net income per share - Diluted	0.58	0.48
Return on average assets	1.12%	1.02%
Return on average equity	10.37%	9.32%

At June 30

Assets	$8,806,522	$8,034,044
Loans, net of unearned interest	4,106,078	3,958,178
Securities	3,036,809	2,837,021
Deposits	6,355,419	5,798,495
Shareholders' equity	917,013	860,428
Book value per share	22.40	20.44
Market price per share	51.27	36.87
Equity to assets	10.41%	10.71%
Allowance for loan losses	$48,101	$45,248
As a % of loans	1.17%	1.14%
Nonaccrual and restructured loans	$8,192	$7,926
As a % of loans	0.20%	0.20%
Loans over 90 days past due	$5,724	$1,789
As a % of loans	0.14%	0.05%
Other real estate owned	$1,381	$270
Net loan charge-offs quarter-to-date	$4,230	$1,515
As a % of average loans	0.41%	0.16%
Net loan charge-offs year-to-date	$5,735	$3,178
As a % of average loans	0.28%	0.17%

Common shares outstanding	40,935,097	42,099,765

Average Balances
Six Months Ended June 30

Assets	$8,620,068	$8,038,761
Loans, net of unearned interest	4,109,000	3,892,891
Securities	3,136,344	2,761,043
Deposits	6,227,600	5,641,776

Shareholders' equity	920,809	860,347
Net interest margin	3.71		3.43

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		June 30, 2008
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 7,615,550	$3,296,563 $	5,583,847 $	603,833

Colorado

UMB Bank Colorado, n. a.	829,532	520,807	550,026	123,645

Kansas

UMB National Bank of America	590,224	228,695	407,738	71,298

Arizona

UMB Bank Arizona, n. a.	72,235	71,926	9,938	8,521

Banking - Related Subsidiaries

UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
UMB National Sales Corporation
Grand Distribution Services, LLC
UMB Distribution Service, LLC